                  SALES REPRESENTATIVE AGREEMENT by and between

                             PUREZZA GROUP, INC. and

                               PRO-FINISHES, INC.

                                                Prepared by:

                                                ROBERT D. FENSTER
                                                ATTORNEY AT LAW, P.C.
                                                337 North Main Street
                                                Suite 11
                                                New City, New York 10956
                                                (845) 638-4700

                               TABLE OF CONTENTS
                               ------------------

                         SALES REPRESENTATIVE AGREEMENT
                        -------------------------------

THIS SALES REPRESENTATIVE AGREEMENT, made this 1st day of October, 2001 and effective October 1, 2001 (the "Effective Date") by and between PUREZZA GROUP,
INC. a Nevada corporation, with offices at c/o World Trade Partners Inc., One
East Broward Boulevard, Suite 700, Fort Lauderdale, FL 33301 ("PUREZZA") and
PRO-FINISHES, INC. with offices at 24 Madison Road, Fairfield, NJ 07004
("Agent").

WHEREAS, PUREZZA shall acquire from INTEGRATED MINERAL TECHNOLOGY LIMITED, an
Australian corporation, having an address of Brisbane, Australia, a sublicensing agreement for the manufacture, use and sale of certain rights related to the
PHOSLOCK Product; and

WHEREAS, PUREZZA desires to appoint Agent to manufacture, use and sell PUREZZA product related to PHOSLOCK ("the Products") at prices and upon terms established from time to time by PUREZZA in the Territory ("Territory") upon the terms and conditions of this Agreement; and

WHEREAS, the Agent desires to be appointed as PUREZZA's exclusive Sales
Representative for the Territory and upon the terms and conditions of this
Agreement to Bell PUREZZA Products.

NOW, THEREFORE for valuable consideration, receipt of which is hereby acknowledged and with the foregoing being deemed incorporated hereinbelow, it is agreed as follows:

1. APPOINTMENT AND ACCEPTANCE.

        1.1  PUREZZA hereby appoints Agent and Agent hereby accepts the appointment as PUREZZA's exclusive representative to sell PHOSLOCK
             Products as set forth on schedule 1.1, in the Territory (defined hereinbelow) subject to the terms and conditions of this Agreement.

2. TERRITORY.

        2.1  The Territory or area in which Agent may sell PUREZZA Products is that set forth on schedule 2.1, annexed hereto, and made a part hereof.

3. COMMISSION/COMPENSATION.

        3.1  The Agent shall be entitled to the commission (compensation) set forth on Schedule 3.1, on all net sales.

        3.2   For the purposes of this Agreement, net sales shall be defined as the price actually charged to the customers less the sum of all sales or value added tax, discounts, returns, credits, advertising promotional allowances, rebates, test orders and collection fees
              (including all attorney's fees, costs and disbursements).

4. PAYMENT.

        4.1   Commission due to the Agent shall accrue and will be payable by
              PUREZZA to the Agent on the last business day of the month subsequent to the month in which PUREZZA receives payment for the order to which the commission relates, provided that PUREZZA shall be entitled to deduct any and all advance payments made to the Agent from the commission actually earned by the Agent in any month.

        4.2   PUREZZA retains the right to deduct any credits that may have been applied to Agent's account. In the event of such deductions,
              PUREZZA shall supply Agent with details of said credits.

5. ACCEPTANCE OF ORDER.

        5.1   Any and all orders taken by Agent are subject to PUREZZA' s acceptance if said orders require the extension of credit to a customer.

6. PROMOTION OF SALES.

        6.1   The Agent agrees to diligently promote the sale of PHOSLOCK
              Products in Agent's Territory.

7. NO PRINCIPAL/AGENT RELATIONSHIP.

        7.1   The relationship created by this Agreement is not that of
              principal and agent or of employer and employee and under no circumstances is the Agent to be considered or to hold itself out as the agent or employee of PUREZZA. Agent undertakes to perform
              Agent's obligations pursuant to the terms 0(pound)this Agreement as an independent contractor for the purpose of soliciting orders in accordance with reasonable sales policies and upon the prices and terms set forth by PUREZZA.

        7.2   The Agent shall have no right or authority to assume or claim any obligation of any kind, either express or implied, or to accept or take any monies for or upon any order obtained on behalf of PUREZZA.

        7.3   Agent is not authorized to accept any returns whatsoever or to bind PUREZZA in any way whatsoever without the prior express written authority of a corporate officer of PUREZZA.

        7.4   Agent shall be responsible for all of the acts of its sales agency and/or agents, servants or employees, including but not limited to, its branches and representatives.

        7.5   Agent shall be responsible for all of Agent's own expenses, including but not limited to any taxes or duties payable regarding any payments made to Agent by PUREZZA, in the performance of
              Agent's duties required and/or authorized by this Agreement.

8. WARRANTIES.

        8.1   Agent shall make no warrantee or guarantee concerning the Products manufactured by PUREZZA except as approved by PUREZZA.

        8.2   Agent shall make no representations or warranties as to the delivery or fulfillment of any orders obtained by Agent on behalf of PUREZZA.

9. TERMS OF SALES (PRICING)

        9.1   Any and all sales of PUREZZA's Products shall be made in
              accordance with PUREZZA's latest pricing schedule, to be approved by Agent, which shall be provided to Agent by PUREZZA in
              accordance with the terms of this Agreement. Any pricing provided to a customer must be in writing and authorized by PUREZZA. Any exception to this policy can only be authorized by a corporate officer of PUREZZA in writing.

10. TERMINATION.

        10.1   This Agreement shall remain in full force for twenty (20} years from the Effective Date indicated hereinabove.

        10.2   This Agreement may be terminated by PUREZZA for cause upon thirty
               (30) days written notice to Agent with no further obligation on the part of PUREZZA. Cause shall be defined as a material breach of this Agreement which breach is not cured within thirty
               (30) days of written notice to Agent.

        10.3   Agent shall be entitled to commissions upon sales, which sales have been made by Agent prior to the date of such termination, however, payment of said commissions shall only be made after the application of any and all credits and upon payment to PUREZZA of good funds representing the net purchase price for said goods.

        10.4   In the event Agent terminates this Agreement, the effective date of such termination shall be the date upon which notice of termination is received, either orally or in writing.

        10.5   Upon termination by either party, all documents, customer
               correspondence, customer lists, pricing schedules, samples and any other related materials should be returned to PUREZZA's corporate headquarters at Agent's sole expense, in good condition.

        10.6   Upon termination the Agent shall cease to promote, market, advertise or sell the Products.

        10.7   subsequent to termination the provisions of this Agreement shall continue in full force and effect in relation to all sales of the
               Products before the date of termination.

        10.8   Upon termination for cause only, the Agent shall have no claim against PUREZZA for compensation for loss of agency rights, loss of goodwill or any similar loss (except commissions due to Agent).

11. NOTICES.

        11.1   All notices, requests, demands and other communications which are required or which may be given pursuant to this Agreement shall be in writing and shall be deemed to have been given if delivered personally with a copy thereof also sent by certified or
               registered mail, return receipt requested, DHL Express or only sent by certified or registered mail, return receipt requested, postage prepaid or facsimile actually received, to:

if to PRO-FINISHES, INC.:

        PRO-FINISHES, INC.
        Attn: Adam Perle, President
        24 Madison Road
        Fairfield, NJ 07004
        Telephone: (973) 439-1401
        Facsimile: (973) 439-1402

 with a copy to:
        ROBERT D. FENSTER, ATTORNEY AT LAW, P.C.
        Attn: Robert D. Fenster, Esq.
        337 North Main StreeT
        Suite 11
        New City, New York 10956
        Telephone: (845) 639-4700
        FacsimilE: (845) 638-4767

if to PUREZZA:

        PUREZZA GROUP, INC.
        Attn: Leonard M. Perle, President
        c/o Jeen International Corp.
        24 Madison Road
        Fairfield, NJ 07004
        Telephone: (973) 439-1401
        Facsimile: (973) 439-1402

with a copy to:

        Joseph Safina
        c/o World TradE Partners Inc.
        One East Broward Boulevard
        Suite 700
        Fort Lauderdale, FL 33301
        Telephone: (954) 745-7478
        Facsimile: (954) 761-1617

or to such address as may be furnished from time to time in writing by the parties hereto, in accordance with the terms hereof. Any notices not given in accordance with this Section shall not he deemed invalid if actually received within the time required.

12. DELAYS OR FORCE MAJEURE.

        12.1   PUREZZA shall use reasonable efforts to fill orders received by
               Agent and approved by PUREZZA with reasonable promptness,
               however, PUREZZA shall not be liable for delays or non-delivery or non-fulfillment of any such orders for any reason, nor shall it be liable for any failure to perform or for any delay in performance.

        12.2   Except as otherwise expressly provided for in this Agreement, any delays or failure by either party hereto in the performance of any obligations hereunder shall be excused if and to the extent caused by occurrences beyond such party's reasonable control including but without limitation to acts of God, strikes, other labor

               disturbances, war, civil riot or insurrection, terrorist acts, sabotage, blockade or embargo or lack of availability of raw materials. The party so affected shall use its reasonable efforts to avoid or to remove such causes of delay or failure of
               performance and shall continue performance hereunder as soon as possible whenever such causes are removed.

13. BANKRUPTCY OR INSOLVENCY.

        13.1   In the event that the Agent shall file a petition in bankruptcy or have a petition in bankruptcy filed against it or become insolvent or make any arrangements for the benefit of creditors, or ceases to do business, this Agreement shall become, at
               PUREZZA's election, immediately cancelable by PUREZZA without written notice, and Agent hereby waives any required notice of such termination.

        13.2   Upon such termination PUREZZA shall have the right to appoint another Agent to service Agent's Territory and/or PUREZZA's customers within said Territory.

14. INDEMNIFICATION.

        14.1   Agent indemnifies and shall defend PUREZZA against all claims arising from alleged or actual act or omission of Agent. Agent's liability for the indemnification specified in the preceding sentence is limited to PUREZZA's actual damages as a result of the claims indemnified against. PUREZZA shall promptly notify
               Agent in writing of any such claims within sufficient time to enable Agent to defend aga1nst such claims. Agent shall not alter any of the Products in any manner, shape or form.

        14.2   PUREZZA does not warrant or represent that the Trademark or anyone of them do not or will not infringe on the rights,
               Trademark or otherwise 0(pound)any other person or corporation in the Territory. Notwithstanding the foregoing, PUREZZA will indemnify and hold Agent harmless for any infringement claims.

        14.3   PUREZZA will indemnify and defend Agent against all reasonable claims and losses, liabilities or expenses resulting therefrom arising from or as a result of any act or omission of PUREZZA except to the extent contributed to by the negligence of Agent and then such indemnification shall apply pro rata in the
               relation that Agent's negligence and PUREZZA's acts or omissions contributed to the 1055 or liability upon which the claim is based.

        14.4   The provisions of this Section shall survive the termination of this Agreement for six ye3rs after the date of such termination.

15. GOVERNING LAW.

        15.1   This Agreement 8hall be governed by and construed under and pursuant to the laws of the State of New York, without regard to any principles of conflicts of laws.

16. VENUE

        16.1   The venue for any action shall be in the supreme Court of the state of New York, County of Rockland or any other place chosen by Agent, without regard to principles of conflicts of law.

17. ASSIGNMENT.

        17.1   This Agreement may not be assigned, mortgaged or hypothecated by either party hereto without the express prior written consent of a corporate officer of the other party.

18. MODIFICATIONS MUST BE IN WRITING.

        18.1   Any and all modifications to this Agreement must be in writing and signed by the parties hereto.

19. SEVERABILITY.

        19.1   The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provisions hereof.

20. ENTIRE AGREEMENT.

        20.1   This Agreement contains the entire Agreement of the parties hereto, except as otherwise specifically provided herein, with respect to the subject matter of this Agreement and supersedes, nullifies, voids and renders of no force or effect all prior
               Agreements between the parties hereto with respect to the subject matter contained herein and all warranties and

               representations not expressed herein have been merged herein.

        21.1   Failure to insist upon strict compliance with any of the terms, covenants or conditions shall not be deemed a waiver of such terms, covenants or conditions nor shall any waiver or
               relinquishment of any rights or powers hereunder at anyone time or more times be deemed a waiver or relinquishment of such rights or powers at any other time or times.

22. TRADEMARK PROTECTION.

        22.1   Agent hereby agrees to display the Trademarks, Patents or
               Copyrights owned and/or utilized by PUREZZA or INTEGRATED MINERAL
               TECHNOLOGY LIMITED solely in connection with the marketing, advertising and promotion of PUREZZA's Products pursuant to the terms of this Agreement. Agent shall, at all times, recognize the validity of the Trademarks and PUREZZA's sole right to use them and will, at no time, do or allow to be done anything by way of omission or commission which would put at issue or adversely affect such validity or ownership or which would damage or prejudice the reputation or good will of PUREZZA.

        22.2   The parties intend that any and all use of the Trademarks shall, at all times, inure to the benefit of PUREZZA as the owner thereof in the Territory. Agent shall not acquire any right, title or interest in or to the Trademarks nor undertake action with respect to the registration, renewal or infringement of the
               Trademarks without PUREZZA's prior written consent. Agent hereby grants to PUREZZA the irrevocable right and option to purchase from Agent or third party all or any part of the Trademarks which
               Agent may even in the future claim or which may be held by appropriate authority to belong to the Agent upon payment by
               PUREZZA to Agent of the sum of ONE DOLLAR ($1.00).

        22.3   At any time during the term of this Agreement, any extension or renewal thereof and following the expiration or early termination of this Agreement, the Agent shall execute any documents,
               assignments or other instruments that PUREZZA may deem necessary or desirable to evidence, protect, enforce or defend its rights or the title in and to the Trademarks owned and or utilized by PUREZZA.

                                       10

        22.4   The Agent shall promptly and fully notify PUREZZA of any
               actual, threatened or suspected infringement in the Territory, of any intellectual property of PUREZZA Which comes to the Agent's notice and of any claim by any third party so com4ng to Agent's notice that the importation of the Products into the Territory or their sale therein infringes any rights of any other person and the Agent shall, at the written request and expense of PUREZZA, do all such things as may be reasonably required to assist
               PUREZZA in taking or resisting any proceedings in relation to any such infringement or claim, at PUREZZA's sole cost and expense.

        22.5   PUREZZA agrees to maintain the Trademarks in the Territory at
               PUREZZA's sole cost and expense. Agent shall cooperate with
               PUREZZA in any prosecution or defense of claims relating to the
               Trademarks or relating to claims of unrelated third parties of
               Trademark infringement at PUERZZA's sole cost and expense.

        22.6   The Agent shall, during the term of this Agreement and any renewal or extension thereof and at the expense of PUREZZA, take all such steps as PUREZZA may reasonably require to assist
               PUREZZA in maintaining the validity and enforceability of the intellectual property of PUREZZA.

23. REPRESENTATIVE'S DUTIES OBLIGATIONS AND RESPONSIBILITIES.

        23.1   Agent hereby agrees to diligently promote the sale of
               PUREZZA's Products in the Territory only under the Trademarks and to maintain high standards of marketing, advertising and
               promotion of PUREZZA's Products. Consistent with the foregoing,
               Agent hereby agrees to us its best effort to maximize sales of the Products in the Territory only.

        23.2   Agent shall, at the expense of PUREZZA, attend meetings with representatives of PUREZZA and such customers or prospective customers in the Territory as may be necessary for the
               performance of Agent's duties pursuant to the terms of this
               Agreement.

        23.3   Agent shall make such calls upon customers or potential customers in the Territory for the purpose of promoting the Products and meeting all budgets and forecasts for the accounts in the
               Territory.

        23.4   Agent shall attend trade exhibitions and other sales outlets in the Territory as the Agent may think

                                       11

               commercially suitable for the purpose of promoting the products.

        23.5   Agent shall provide PUREZZA with quarter annual reports giving details of meetings attended during the previous period, together with copies of all correspondence received and entered into by the Agent in relation to the subject matter of this Agreement and written reports of sales for the previous quarter and projecting the level of sales for the following quarter.

        23.6   The Agent may, as soon as is practicable after the date of this
               Agreement and on or before the first (1st) of November in each year, provide PUREZZA with an annual budget for the following year in relation to the Products to be sold during that year.

        23.7   The Agent shall, in all dealings concerning the Products,
               describe Agent as PUREZZA'S or PHOSLOCK's .Sales Representative.

        23.8   The Agent shall comply with all applicable laws and regulations relating to the sale of the Products in the Territory and shall notify PUREZZA of any changes in the laws and regulations in the
               Territory relating to the method of manufacture, packaging or labelling of the Products.

        23.9   The Agent shall promptly inform PUREZZA of:

                23.9.1   Any complaint or after-sales inquiry concerning the
                         Products which are received by the Agent; and

                23.9.2   Any matters likely to be relevant in relation to the
                         manufacture, sale, use or development of the Products
                         within or outside the Territory.

        23.10  The Agent shall, at Agent's own cost and expense, maintain adequate insurance coverage with respect to Agent's obligations pursuant to the terms of this Agreement.

        23.11  The Agent shall have the right to appoint subagents in those areas of the Territory set forth on Schedule 2.1. Agent shall hold PUREZZA harmless from any and all claims arising through, from, or under subagents acts or omissions. commissions and/or expenses of any subagents shall be paid for by Agent.

                                       12

        23.12  The Agent shall not:

                23.12.1   Pledge the credit of PUREZZA in any way;

                23.12.2   Make any modifications to the Products or packaging
                          or (without prejudice to the generality of the
                          foregoing} alter, remove or tamper with the Trademarks
                          or other means of identification on the products;

                23.12.3   Use any advertising, promotional or selling materials
                          in relation to the Products except those supplied or
                          approved PUREZZA;

                23.12.4   Collect or accept payment of any monies on behalf of
                          PUREZZA without PUREZZA ' 8 permission;

                23.12.5   Make or give any representations, promises,
                          warranties or guarantees concerning the Products or
                          the delivery or fulfillment of any order by PUREZZA or
                          whatsoever, without the prior consent of PUREZZA;

                23.12.6   Modify the Products in any manner, shape or form; or

                23.12.7   Arrange for, part1cipate in or allow the sale of the
                          Products purchased by Agent or any of Agent's
                          subagents or distributors in any area outside of the
                          Territory.

24. CONFIDENTIALITY.

        24.1   Except to the extent necessary to permit Agent to perform Agents obligations pursuant to the terms 0(pound)this Agreement, any and all proprietary information provided by PUREZZA to Agent shall be treated by Agent as secret and confidential information. Agent shall appropriatEly supervise Agent's employees to prevent the disclosure of PUREZZA's information unless such information is expressly permitted by a corporate officer of PUREZZA or if such information is public knowledge.

25. WAIVER OF TREATY PROVISIONS.

        25.1   The parties hereto specifically waive the provisions of any treaties between the United States and the governments of the
               Territory if said treaties would change the meaning,
               interpretation or construction of any provision of this Agreement.

                                       13

26. COUNTERPARTS.

        26.1   This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written by their duly authorized representatives.

                                                        PUREZZA GROUP, INC.

                                                By: /s/ Leonard M. Perle
                                                   ----------------------
                                                        Leonard M. Perle

                                                        AGENT
                                                        PRO-FINISHES, INC.

                                                By: /s/ Adam Perle
                                                   ----------------------
                                                        Adam Perle

                                       14

26. COUNTERPARTS.

        26.1   This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all 0(pound)which together shall be deemed one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written by their duly authorized representatives.

PUREZZA GROUP, INC.                             PUREZZA GROUP, INC.

By: Leondard M. Perle                           By: Leonard M. Perle
---------------------                           ---------------------
    Leondard M. Perle, President                    Leondard M. Perle, October 1, 2001
    REAFFIRMED ON MARCH 28, 2002,
    AS OF OCTOBER 1, 2001

AGENT                                           AGENT
PRO-FINISHES, INC.                              PRO-FINISHES, INC.

By: Adam Perle                                  By: Adam Perle
---------------------                           ---------------------
    Adam Perle, President                           Adam Perle, President, October 1, 2001
    REAFFIRMED ON MARCH 28, 2002,
    AS OF OCTOBER 1, 2001

PUREZZA GROUP, INC.

By: Larry Legel
---------------------
    Larry Legel, Executive Vice
    President and director
    REAFFIRMED ON MARCH 21, 2002,
    AS OF OCTOBER 1, 2001

                                       15

                         SALES REPRESENTATIVE AGREEMENT
                            SCHEDULE 1.1 - PRODUCTS

All PHOSLOCK Products in existence or as developed in the future.

                                       16

                         SALES REPRESENTAVITE AGREEMENT
                            SCHEDULE 2.1 - TERRITORY

1. United States of America

2. Canada

3. Mexico

                                       17

                         SALES REPRESENTATIVE AGREEMENT
                     SCHEDULE 3.1 - COMMISSION/COMPENSATION